UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 22, 2011
REVA MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54192	33-0810505
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5751 Copley Drive, Suite B
San Diego, CA	92111
(Address of principal executive offices)	(Zip Code)
(858) 966-3000
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
     Robert B. Stockman, the Chairman of the Board and Chief Executive Officer of REVA Medical, Inc. (“REVA”), made a presentation at the Annual Meeting of Stockholders of REVA, held on 23 May 2011, at 10:30 a.m., Australian Eastern Standard Time (which is 5:30 p.m. on May 22, 2011 U.S. Pacific Daylight Time) in Sydney Australia. The presentation materials delivered at the Annual Meeting of Stockholders are attached hereto as Exhibit 99.1. A copy of the materials has also been posted under the Investor Relations section of REVA’s website, www.revamedical.com.
Limitation of Incorporation by Reference
          In accordance with General Instruction B.2. of Form 8-K, this information, including Exhibit 99.1, is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

99.1	Annual Meeting Presentation

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

REVA Medical, INC.
Date: May 23, 2011	/s/ Katrina Thompson
Katrina Thompson
Chief Financial Officer (principal financial and accounting officer)

Index to Exhibits

Exhibit No.	Description

99.1	Annual Meeting Presentation